Exhibit 99.1

News Announcement

Conference Call:

Today, February 15 at 10:00 a.m. EST

Dial-in numbers:

212/896-6089 or 415/904-7307

Webcast:

www.fulldisclosure.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS FOURTH QUARTER DILUTED EPS OF
$0.44 INCLUSIVE OF $0.03 PER SHARE IN CHARGES FOR HURRICANE AND
EARLY DEBT EXTINGUISHMENT AND $0.02 PER SHARE GAIN FROM
DISCONTINUED OPERATIONS

- EBITDA Rises 114% to $143.9 Million Exclusive of $2.0 Million of Hurricane Expense -

- Establishes 2006 First Quarter and Full Year Guidance -

Wyomissing, Penn., (February 15, 2006) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported fourth quarter operating results for the period ended December 31, 2005 as summarized below:

Summary of Q4 and Full Year Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
In millions, (except per-share data)	2005	2005 Guidance (3)	2004	2005	2004
Net revenues	$524.4	$522.2	$276.5	$1,412.5	$1,139.9
EBITDA (1)	$143.9	$140.4	$67.1	$373.3	$283.0
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, and other expenses	$(107.7)	$(104.7)	$(48.3)	$(286.1)	$(195.7)
Net income from continuing operations operations	$36.2	$35.7	$18.8	$87.2	$87.3
Income (loss) from discontinued operations operations	$1.4	N/A	$(1.9)	$(4.1)	$(15.9)
Gain from sale of discontinued operations	$—	N/A	$—	$37.9	$—
Net income	$37.6	N/A	$16.9	$120.9	$71.5
Per share data (2)
Diluted earnings per share from continuing operations	$0.42	$0.41	$0.22	$1.02	$1.05
Diluted earnings (loss) per share from discontinued operations	$0.02	N/A	$(0.02)	$0.39	$(0.19)
Diluted earnings per share	$0.44	N/A	$0.20	$1.41	$0.86

-more-

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses, settlement charges, and gain/loss on disposals of assets, and is inclusive of earnings from joint venture. A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          All per share results have been adjusted to reflect the March 2005 two-for-one stock split.

(3)          The figures in this column present the guidance Penn National Gaming provided on October 27, 2005 for the fourth quarter ended December 31, 2005.

In the period ended December 31, 2005 Penn National Gaming recorded several items that reduced both diluted earnings per share from continuing operations and diluted earnings per share by $0.03 in the fourth quarter and $0.53 in the fiscal year. The tables below summarize these items:

	Three Months Ended December 31, 2005
(In millions, except per-share data)	Actual	Guidance
Diluted earnings per share from continuing operations	$0.42	$0.41
Charge for early extinguishment of debt related to termination of senior credit facility	$0.01	$0.01
Hurricane Katrina expense	$0.02	—
Diluted earnings per share before charge for early extinguishment of debt and hurricane expenses	$0.45	$0.42

	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004
(In millions, except per-share data)	Pre-tax amount of item	After tax diluted EPS effect	Pre-tax amount of item	After tax diluted EPS effect
Hurricane Katrina expense	$(21.1)	$(0.16)	—	—
Settlement of litigation – Casino Rouge	$(28.2)	$(0.20)	—	—
Charge for early extinguishment of debt related to termination of senior credit facility	$(18.0)	$(0.14)	$(3.8)	$(0.03)
Impairment charge for Penn National grandstand	$(4.3)	$(0.03)	—	—
Total effect on results from continuing operations	$(71.6)	$(0.53)	$(3.8)	$(0.03)

Commenting on the results, Peter M. Carlino, Chief Executive Officer of Penn National said, “Penn National’s significant fourth quarter 2005 gains in EBITDA, net income and other financial metrics are noteworthy for several reasons. First, the fourth quarter represents the first full quarter of results inclusive of the Argosy Casino properties, which contributed approximately 50% of our total fourth quarter EBITDA. Second, the Company’s diluted earnings per share from continuing operations of $0.42 in the fourth quarter 2005 exceeded our guidance of $0.41 primarily as a result of the significant year-over-year gains being achieved at Casino Rouge in Baton Rouge which offset $2 million of hurricane related items that were not considered in our guidance. Without the impact of charges for early extinguishment of debt and hurricane expenses, diluted earnings per share were $0.45 versus our guidance of $0.42.

“In addition to Penn National’s extensive pipeline of expansion opportunities, we are working aggressively on planning the re-birth of both Casino Magic - Bay St. Louis and Boomtown Biloxi. We are in regular dialogue with insurance adjusters to determine the full amount of insurance proceeds due Penn National and we believe that the insurance proceeds will be sufficient to fund returning the properties to operation. At Casino Magic, we intend to open an approximate 30,000 square foot temporary casino in the former hotel lobby during the fourth quarter of 2006, which will be replaced with a permanent land-based casino to be completed in the future. We will also rebuild the damaged areas of the existing hotel tower that in aggregate includes 290 total rooms. The Boomtown Biloxi barge was extensively damaged in the storm and the barge is currently in route to dry dock for repairs, with the goal of returning it to operation during the fourth quarter of 2006. We are anxious to move forward with these re-development projects and inviting our displaced employees to return to work at these facilities upon completion.

“Our continued focus on delivering long-term financial growth through the development of regionally diverse gaming properties remains on track. In early November, we opened the Hollywood Slots-Bangor temporary facility and recorded pre-opening costs of $758,000 in the fourth quarter. Patronage and play of the approximately 475 slot machines has been consistent with our expectations and the facility generated EBITDA of approximately $287,000 in December, its first full month of operation. We plan to soon announce details of the permanent facility that will initially include approximately 1,000 slots with capacity for 1,500.

“The Argosy acquisition brought to Penn National several expansion and development projects, including expanded parking at the Riverside property which was also completed in November and added approximately 650 incremental spaces. Argosy-Riverside is also adding a 258-room hotel that will open mid-2007. Argosy-Lawrenceburg is moving forward with its project that will put all gaming positions on one level and expand the nation’s highest revenue generating riverboat to accommodate up to 4,000 positions from the current 2,800. Environmental and archeological studies are currently being conducted at the site and we continue to expect the parking facility to open in mid-2007, about a year ahead of the expanded casino floor.

“During the fourth quarter of 2005, we filed our Category 1 license application with the Pennsylvania Gaming Control Board related to our planned Hollywood Casino® integrated racing and gaming facility at the Penn National Race Course. The Hollywood Casino at Penn National Race Course will be a 365,000 square foot facility and will be sized for 3,000 slot machines with 2,000 positions planned at opening. The initial phase of the project will include a food court with three restaurants, a fine dining restaurant, a sports bar, track side dining and various concessions to serve the racing area, entertainment, bar and lounge areas on the gaming level, and a five-story parking garage and valet service parking. We have budgeted $262 million for this project inclusive of $212 million for construction, purchase of an initial 2,000 gaming devices, and the $50 million license fee. The timing of issuing Category 1 licenses remains subject to the resolution of several remaining issues in the implementation of the slot law. During the fourth quarter, we incurred a $2.8 million after tax charge for the grandstand impairment related to the planned demolition. At present, the expectation is that Penn National will be licensed in the second half of this year and we intend to raze the existing racing facilities at Penn National Race Course in the second quarter and commence construction of the new integrated racing and gaming facility immediately upon obtaining our slots license with the opening coming approximately 13 months thereafter.

“Through phased expansions, we continue to build and develop Charles Town Races. Fourth quarter 2005 results reflect the temporary removal of about 300 slot machines to accommodate the current expansion of the property which includes a 400-seat buffet and a doubling of the parking garage to 5,000 spaces, both of which are on schedule for completion in the third quarter this year and the first quarter of 2007, respectively. We will commence, later this year, with the 65,000 square foot expansion of the gaming floor, which will enable us to initially add 800 more slots with capacity for an additional 1,000 positions thereafter. The expanded gaming floor is expected to be completed next year at this time.

“Included in our fourth quarter results were revenue of $90.0 million, EBITDA of $21.1 million and EPS of $0.06, in aggregate, from Argosy Casino-Alton and the Empress Casino Joliet. Yesterday, we asked the Illinois Gaming Board to consider our request to extend from December 31, 2006 until December 31, 2008, the time limit by which Penn National is required to reach definitive sales agreements for Argosy Casino-Alton and the Empress Casino Joliet. Based on the comments of the Illinois Gaming Board members at the February 14 hearing, we anticipate a response to our request for an extension at the March 6, 2006 hearing.

“Consistent with our careful management of our capital structure, this week we called for the redemption of the $175 million of Penn National’s outstanding 8 -7/8% Senior Subordinated Notes. We intend to fund the note redemption from available cash and borrowings under our revolving credit facility, which we expect to result in lower levels of debt service going forward.

“With the benefit of the recently integrated Argosy Gaming properties, a broad slate of multi-year, multi-jurisdictional growth opportunities, proven local property management focused on delivering quality entertainment to customers and generating EBITDA for shareholders, a capital structure well suited to fund expansion projects while providing the flexibility to allow for interim debt reduction, and plans to rebuild our gulf coast properties with insurance proceeds, Penn National’s future prospects are the strongest in the Company’s history.”

Development and Expansion Projects

The table below outlines Penn National’s current pipeline of new or expanded facilities:

		($ in millions)
Project/Scope	New Gaming Positions	Planned Total Budget	Amount Expended through 12/31/05 (1)	Expected Opening Date
Hollywood Casino Grantville (PA) – building an integrated racing/slots facility. Budget includes a $50 million license fee and the purchase of an initial 2,000 slots. The initial facility is sized for 3,000 slots.	2,000	$262	$8	13 months after licensing

Hollywood Slots – Bangor (ME) – building a permanent facility. Inclusive of the initial $51 million purchase price, $68 million was already expended for the 475-slot temporary facility that opened 11/05. The permanent facility will accommodate 1,500 slots.	525	$71	$1	2Q ‘08

Charles Town (WV) – Casino expansion, buffet with seating for 400 and 2,500 parking spaces. The expansion is sized for 1,500 additional slots. Expansion after 2006 includes hotel, 31,000 sq. ft. casino fit out and 750 slots.	700	$127	$7	Buffet and parking 3Q ‘06; slots 1Q ‘07

Argosy Casino-Riverside (MO) –Construction of 258 room hotel/improved casino amenities. In addition, $20 million was already expended for 650 parking spaces that were added 11/05.	—	$66	$9	Hotel 2Q ‘07

Argosy Casino-Lawrenceburg (IN) – New 250,000 square foot barge, with 1,500 parking spaces.	1,200	$266	$33	Parking 2Q ‘07; casino 2Q ‘08

(1)          Amount Expended through 12/31/05 includes all amounts for the project whether spent by Argosy or Penn National. Penn National spent approximately $3.0 million for Riverside and $10.0 million for Lawrenceburg.

Financial Guidance

The following table sets forth current guidance targets for continuing operations for the first quarter and full year 2006 based on the following:

•                  Guidance excludes the gain on the sale of Pocono Downs which was completed in 2005. No gain will be recorded until all conditions of the sale agreement have been satisfied;

•                  Casino Magic - Bay St. Louis and Boomtown Biloxi will re-open during the fourth quarter of 2006, although there is no EBITDA contributions from these properties included in our guidance;

•                  Although Penn National Gaming expects to receive business interruption insurance proceeds resulting from the hurricane damage incurred at Casino Magic - Bay St. Louis and Boomtown Biloxi, the Company can not presently determine the amount or the timing of such payments and as such these proceeds are excluded from guidance;

•                  The repair of Casino Magic - Bay St. Louis and Boomtown Biloxi are assumed to be completely funded through insurance recoveries;

•                  The results of Argosy Casino-Alton and the Empress Casino Joliet are included in continuing operations as the accounting standards for treating properties as “assets held for sale” will not be met in the first quarter of 2006 and as such are included in our full year guidance. We expect these properties in aggregate to contribute $93.9 million in revenue, $23.7 million in EBITDA and $0.07 in EPS during the first quarter and $378 million in revenue, $97.9 million in EBITDA and $0.32 in EPS for the full year;

•                  Casino Rouge results have improved significantly as a result of the after effects of Hurricane Katrina and although we can project first quarter 2006 results based on current information and trends, the remaining quarters in 2006 are less predictable given the planned opening of other properties in nearby markets. As such, our guidance assumes results for the full year of 2006 will approximate those of 2005 (which benefited in the third and fourth quarters from the increase in population in Baton Rouge following the hurricane);

•                  Anticipated 2006 results include the Company’s adoption of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (Revised 2004) (“SFAS 123R”) beginning January 1, 2006. The estimated after tax impact is a charge of $3.2 million, or $0.04 per share, in the first quarter of 2006 and $12.1 million, or $0.14, for the full year;

•                  The Company will have approximately 88 million diluted shares outstanding as of December 31, 2006;

•                  The effective tax rate for federal, state and local income taxes for the full year 2006 will be 39.5%; and,

•                  There will be no material changes in economic conditions, applicable legislation or regulation, world events or other circumstances beyond our control that may adversely affect the Company’s results of operations.

(in millions, except per share data)	Q1 ‘06 GUIDANCE	Q1 ‘05 ACTUAL	FY ‘06 GUIDANCE	FY ‘05 ACTUAL
Net revenues	$555.1	$289.3	$2,224.7	$1,412.5
EBITDA (1)	$155.2	$72.2	$601.9	$373.3
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, and other expenses	$(108.3)	$(45.7)	$(425.9)	$(241.1)
Net income from continuing operations before option expense, charge for early extinguishment of debt, hurricane expense, settlement charge, and impairment charge for Penn National grandstand	$46.9	$26.5	$176.0	$132.2
Option expense, net of tax	$3.2	—	$12.1	—
Charge for early extinguishment of debt, net of tax	$6.2	$10.2	$6.2	$11.7
Hurricane expense, net of tax	—	—	—	$13.7
Settlement charges, Casino Rouge, net of tax	—	—	—	$16.8
Impairment charge for Penn National grandstand, net of tax	—	—		$2.8
Net income from continuing operations GAAP	$37.5	$16.3	$157.7	$87.2
Diluted earnings per share before option expense, charge for early extinguishment of debt, hurricane expense, settlement charge, and impairment charge for Penn National grandstand	$0.53	$0.31	$2.00	$1.55
EPS impact of option expense, charge for early extinguishment of debt, hurricane expense, settlement charge, and impairment charge for Penn National grandstand	$(0.10)	$(0.12)	$(0.21)	$(0.53)
Diluted earnings per share from continuing operations	$0.43	$0.19	$1.79	$1.02

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses, settlement charges, gain/loss on disposal of assets, and option expense in 2006, and is inclusive of earnings from joint venture. A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information - Continuing Operations

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended December 31,
	2005	2004	2005	2004
Charles Town Races	$106,275	$100,055	$30,957	$29,472
Argosy Casino-Lawrenceburg	109,541	—	35,536	—
Hollywood Casino-Aurora	62,031	57,731	19,837	17,041
Argosy Casino Joliet	62,322	—	15,917	—
Argosy Casino-Riverside	37,373	—	10,712	—
Casino Rouge	45,302	26,429	20,621	7,808
Alton Belle Casino	27,695	—	5,205	—
Hollywood Casino - Tunica	27,881	26,449	7,423	5,117
Casino Magic – Bay St. Louis (2)	19	24,071	19	4,022
Argosy Casino-Sioux City	13,838	—	4,158	—
Boomtown Biloxi-Biloxi (2)	(123)	16,607	(122)	3,814
Hollywood Slots-Bangor	4,742	32	(127)	(39)
Bullwhackers	8,528	7,781	845	862
Casino Rama Management Contract	4,627	4,327	4,275	4,411
Total Gaming	510,051	263,482	155,256	72,508
Penn National Race Course and OTWs	12,027	13,039	(449)	439
Toledo Raceway	2,286	—	134	—
Earnings from Pennwood Racing, Inc.	—	—	240	337
Corporate Overhead	—	—	(11,237)	(6,176)
Total	$524,364	$276,521	$143,944	$67,108

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses and gain/loss on disposal of assets, and is inclusive of earnings from joint venture. A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          Casino Magic - Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.

	REVENUES		EBITDA (1)
	Twelve Months Ended December 31,
	2005	2004	2005	2004
Charles Town Races	$440,764	$400,129	$129,520	$114,363
Argosy Casino-Lawrenceburg	109,541	—	35,536	—
Hollywood Casino-Aurora	242,053	232,584	75,105	69,009
Argosy Casino Joliet	62,322	—	15,917	—
Argosy Casino-Riverside	37,373	—	10,712	—
Casino Rouge	136,405	108,409	52,699	33,763
Alton Belle Casino	27,695	—	5,205	—
Hollywood Casino - Tunica	112,939	117,509	27,906	25,875
Casino Magic – Bay St. Louis (2)	69,961	106,236	14,123	20,719
Argosy Casino-Sioux City	13,838	—	4,158	—
Boomtown Biloxi-Biloxi (2)	46,030	70,391	10,847	15,901
Hollywood Slots-Bangor	5,957	978	(987)	(219)
Bullwhackers	32,931	32,035	4,029	4,776
Casino Rama Management Contract	18,596	16,277	17,234	15,485
Total Gaming	1,356,405	1,084,548	402,004	299,672
Penn National Race Course and OTWs	53,775	55,352	2,699	5,055
Toledo Raceway	2,286	—	134	—
Earnings from Pennwood Racing, Inc.	—	—	1,455	1,634
Corporate Overhead	—	—	(32,988)	(23,338)
Total	$1,412,466	$1,139,900	$373,304	$283,023

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, hurricane expenses, settlement charges and gain/loss on disposal of assets, and is inclusive of earnings from joint venture. A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          Casino Magic - Bay St. Louis and Boomtown Biloxi were closed effective August 28, 2005 due to hurricane damage.

-reconciliations follow-

Reconciliation of EBITDA to Net Income (GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Total EBITDA	$143,944	$67,108	$373,304	$283,023
Earnings from joint venture	(240)	(337)	(1,455)	(1,634)
Depreciation and amortization	(26,125)	(16,372)	(72,531)	(65,785)
Settlement costs and hurricane expense	(2,003)	—	(49,320)	—
Loss on disposals	(4,264)	(499)	(6,450)	(1,824)
Income from continuing operations	111,312	49,900	243,548	213,780
Interest expense	(47,693)	(18,130)	(89,344)	(75,720)
Interest income	930	794	4,111	2,093
Earnings from joint venture	240	337	1,455	1,634
Other	(398)	404	39	(392)

(Loss) on early extinguishment of debt	(1,365)	(3,767)	(18,039)	(3,767)
Taxes on income	(26,800)	(10,738)	(54,593)	(50,288)
Net income from continuing operations	36,226	18,800	87,177	87,340
Income (loss) from discontinued operations, net of taxes	1,382	(1,935)	(4,135)	(15,856)
Gain from sale of discontinued operations	—	—	37,888	—
Net income	$37,608	$16,865	$120,930	$71,484

-reconciliations follow-

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended December 31, 2005

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$26,193	—	$4,761	$3	—	$30,957
Argosy Casino-Lawrenceburg	31,792	—	3,818	(74)	—	35,536
Hollywood Casino-Aurora	17,600	—	2,239	(2)	—	19,837
Argosy Casino Joliet	14,019	—	1,950	(52)	—	15,917
Argosy Casino-Riverside	7,680	—	3,026	6	—	10,712
Casino Rouge	18,511	—	1,988	122	—	20,621
Alton Belle Casino	3,615	—	1,590	—	—	5,205
Hollywood Casino – Tunica	5,156	—	2,251	16	—	7,423
Casino Magic – Bay St. Louis (1)	(1,420)	1,358	81	—	—	19
Argosy Casino-Sioux City	2,929	—	1,226	3	—	4,158
Boomtown Biloxi-Biloxi (1)	(776)	645	—	9	—	(122)
Hollywood Slots-Bangor	(856)	—	729	—	—	(127)
Bullwhackers	323	—	522	—	—	845
Casino Rama Management Contract	4,275	—	—	—	—	4,275
Penn National Race Course and OTWs	(5,043)	—	361	4,233	—	(449)
Toledo Raceway	124	—	10	—	—	134
Earnings from Pennwood Racing, Inc.	—	—	—	—	240	240
Corporate Overhead	(12,810)	—	1,573	—	—	(11,237)
Total	$111,312	$2,003	$26,125	$4,264	240	143,944

(1)          Income from continuing operations and EBITDA for the three month period ended December 31, 2005 reflects the closure of Casino Magic - Bay St. Louis and Boomtown Biloxi which incurred extensive hurricane damage. In the three months ended December 31, 2005 Penn National Gaming recorded non-recurring pre-tax charges of $1.4 million and $0.6 million for hurricane expenses related to Casino Magic - Bay St. Louis and Boomtown Biloxi, respectively.

-reconciliations follow-

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended December 31, 2004

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$25,286	—	$4,181	$5	—	$29,472
Argosy Casino-Lawrenceburg	—	—	—	—	—	—
Hollywood Casino-Aurora	14,780	—	2,372	(111)	—	17,041
Argosy Casino Joliet	—	—	—	—	—	—
Argosy Casino-Riverside	—	—	—	—	—	—
Casino Rouge	5,365	—	1,901	542	—	7,808
Alton Belle Casino	—	—	—	—	—	—
Hollywood Casino – Tunica	3,189	—	1,928	—	—	5,117
Casino Magic – Bay St. Louis	1,345	—	2,650	27	—	4,022
Argosy Casino-Sioux City	—	—	—	—	—	—
Boomtown Biloxi-Biloxi	2,045	—	1,731	38	—	3,814
Hollywood Slots-Bangor	(81)	—	42	—	—	(39)
Bullwhackers	436	—	431	(5)	—	862
Casino Rama Management Contract	4,411	—	—	—	—	4,411
Penn National Race Course and OTWs	52	—	387	—	—	439
Toledo Raceway	—	—	—	—	—	—
Earnings from Pennwood Racing, Inc.	—	—	—	—	337	337
Corporate Overhead	(6,928)	—	749	3	—	(6,176)
Total	$49,900	$—	$16,372	$499	337	67,108

-reconciliations follow-

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Twelve Months Ended December 31, 2005

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$109,495	—	$18,285	$1,740	—	$129,520
Argosy Casino-Lawrenceburg	31,792	—	3,818	(74)	—	35,536
Hollywood Casino-Aurora	65,972	—	9,135	(2)	—	75,105
Argosy Casino Joliet	14,019	—	1,950	(52)	—	15,917
Argosy Casino-Riverside	7,680	—	3,026	6	—	10,712
Casino Rouge (1)	16,645	28,175	7,768	111	—	52,699
Alton Belle Casino	3,615	—	1,590	—	—	5,205
Hollywood Casino – Tunica	19,187	—	8,670	49	—	27,906
Casino Magic – Bay St. Louis (2)	(5,855)	13,709	6,179	90	—	14,123
Argosy Casino-Sioux City	2,929	—	1,226	3	—	4,158
Boomtown Biloxi-Biloxi (2)	346	7,436	2,766	299	—	10,847
Hollywood Slots-Bangor	(1,845)	—	858	—	—	(987)
Bullwhackers	2,028	—	1,953	48	—	4,029
Casino Rama Management Contract	17,234	—	—	—	—	17,234
Penn National Race Course and OTWs	(2,956)	—	1,422	4,233	—	2,699
Toledo Raceway	124	—	10	—	—	134
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,455	1,455
Corporate Overhead	(36,862)	—	3,875	(1)	—	(32,988)
Total	$243,548	$49,320	$72,531	$6,450	$1,455	$373,304

(1)          In the twelve months ended December 31, 2005 Penn National Gaming recorded a one-time pre-tax settlement charge of $28.2 million related to its Casino Rouge real estate purchase and legal settlement.

(2)          Income from continuing operations and EBITDA for the twelve month period ended December 31, 2005 reflects the closure of Casino Magic - Bay St. Louis and Boomtown Biloxi which incurred extensive hurricane damage. In the twelve months ended December 31, 2005 Penn National Gaming recorded non-recurring pre-tax charges of $13.7 million and $7.4 million for hurricane expenses related to Casino Magic - Bay St. Louis and Boomtown Biloxi, respectively.

-reconciliations follow-

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Twelve Months Ended December 31, 2004

	Income from continuing operations	Settlement costs and hurricane expense	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$96,031	—	$18,061	$271	—	$114,363
Argosy Casino-Lawrenceburg	—	—	—	—	—	—
Hollywood Casino-Aurora	59,372	—	9,773	(136)	—	69,009
Argosy Casino Joliet	—	—	—	—	—	—
Argosy Casino-Riverside	—	—	—	—	—	—
Casino Rouge	25,543	—	7,358	862	—	33,763
Alton Belle Casino	—	—	—	—	—	—
Hollywood Casino – Tunica	18,525	—	7,282	68	—	25,875
Casino Magic – Bay St. Louis	9,996	—	10,422	301	—	20,719
Argosy Casino-Sioux City	—	—	—	—	—	—
Boomtown Biloxi-Biloxi	8,739	—	6,717	445	—	15,901
Hollywood Slots-Bangor	(351)	—	132	—	—	(219)
Bullwhackers	3,206	—	1,567	3	—	4,776
Casino Rama Management Contract	15,485	—	—	—	—	15,485
Penn National Race Course and OTWs	3,552	—	1,503	—	—	5,055
Toledo Raceway	—	—	—	—	—	—
Earnings from Pennwood Racing, Inc.	—	—	—	—	1,634	1,634
Corporate Overhead	(26,318)	—	2,970	10	—	(23,338)
Total	$213,780	—	$65,785	$1,824	$1,634	$283,023

-income statement follows-

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Gaming	$481,230	$240,923	$1,254,721	$992,088
Racing	12,828	11,402	49,559	48,382
Management service fee	4,627	4,327	18,596	16,277
Food, beverage and other revenue	52,266	36,076	163,530	148,768
Gross revenues	550,951	292,728	1,486,406	1,205,515
Less: Promotional allowances	(26,587)	(16,207)	(73,940)	(65,615)
Net revenues	524,364	276,521	1,412,466	1,139,900
Operating expenses:
Gaming	262,581	132,756	689,666	544,769
Racing	10,179	8,933	38,422	37,277
Food, beverage and other expenses	51,718	24,574	127,046	98,555
General and administrative	60,446	43,986	191,933	179,734
Hurricane expenses	2,003	—	21,145	—
Settlement costs	—	—	28,175	—
Depreciation and amortization	26,125	16,372	72,531	65,785
Total operating expenses	413,052	226,621	1,168,918	926,120
Income from continuing operations	111,312	49,900	243,548	213,780
Other income (expenses):
Interest expense	(47,693)	(18,130)	(89,344)	(75,720)
Interest income	930	794	4,111	2,093
Earnings from joint venture	240	337	1,455	1,634
Other	(398)	404	39	(392)
Loss on early extinguishment of debt	(1,365)	(3,767)	(18,039)	(3,767)
Total other expenses	(48,286)	(20,362)	(101,778)	(76,152)

Income from continuing operations before income taxes	63,026	29,538	141,770	137,628

Taxes on income	26,800	10,738	54,593	50,288
Income from continuing operations	36,226	18,800	87,177	87,340
Income (loss) from discontinued operations	1,382	(1,935)	(4,135)	(15,856)
Gain on sale of discontinued operations	—	—	37,888	—

Net income	$37,608	$16,865	$120,930	$71,484

Earnings (loss) per share-basic
Income from continuing operations	$0.43	$0.23	$1.05	$1.09
Discontinued operations, net of tax	0.02	(0.02)	0.41	(0.20)
Basic net income per share	0.45	0.20	1.46	0.89
Earnings (loss) per share-diluted
Income from continuing operations	0.42	0.22	1.02	1.05
Discontinued operations, net of tax	0.02	(0.02)	.39	(0.19)
Diluted net income per share	$0.44	$0.20	$1.41	$0.86

Weighted average shares outstanding
Basic	83,307	81,338	82,893	80,510
Diluted	85,899	84,568	85,857	83,508

Argosy Gaming Company - Results for Three and Twelve Months Ended December 31, 2004 and December 31, 2005

Although Penn National Gaming did not own Argosy Gaming Company during the three month period ended December 31, 2004 and the nine month period ended September 30, 2005, the Company believes the financial data below is useful to investors in considering the value this transaction brings to Penn National. On October 3, 2005, Penn National Gaming completed the acquisition of Argosy Gaming Company with the transaction treated for accounting purposes as effective October 1, 2005. The table below summarizes the operating performance of the Argosy Gaming Company properties during the three and twelve month periods ended December 31, 2004 and December 31, 2005. As previously disclosed, Penn National Gaming completed the sale of Argosy Casino-Baton Rouge on October 25, 2005 and is currently required by the Illinois Gaming Board to have definitive sales agreements for Argosy Casino-Alton and the Empress Casino Joliet by December 31, 2006.

The revenues presented below differ by nominal amounts from that reported by Argosy as Penn National’s methodology for revenue accounting differs from Argosy’s primarily related to cash coupons. Investors should also be aware that Argosy previously included (gain)/loss on disposal of assets in EBITDA while Penn National does not; the results below are furnished based on Penn National’s methodology.

	REVENUES		EBITDA (1)
	Three Months Ended December 31,
	2005	2004	2005	2004
Argosy Casino-Lawrenceburg	109,541	107,168	35,536	33,874
Argosy Casino Joliet	62,322	59,770	15,917	14,151
Argosy Casino-Riverside	37,373	36,699	10,712	10,936
Alton Belle Casino	27,695	26,656	5,205	5,458
Argosy Casino-Sioux City	13,838	14,051	4,158	4,800
Toledo Raceway	2,286	—	134	—

	REVENUES		EBITDA (1)
	Twelve Months Ended December 31,
	2005	2004	2005	2004
Argosy Casino-Lawrenceburg	455,770	451,016	147,088	145,708
Argosy Casino Joliet	243,189	232,781	60,320	54,245
Argosy Casino-Riverside	153,770	151,536	41,947	44,001
Alton Belle Casino	114,030	107,939	22,484	18,957
Argosy Casino-Sioux City	55,986	50,392	16,620	15,646
Toledo Raceway	2,286	—	134	—

(1)          EBITDA is income from operations excluding charges for depreciation and amortization, and gain/loss on disposal of assets, and is inclusive of earnings from joint venture. A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

-more-

ARGOSY GAMING COMPANY

Selected Property Information Including Corporate Overhead

(unaudited)

	Three Months Ended December 31, 2004
(In thousands)	Income from Operations	Depreciation and Amortization	EBITDA(1)	(Gain)/loss on Disposal of Assets	Adjusted EBITDA(2)
Argosy Casino – Lawrenceburg	$29,812	$3,986	$33,798	$76	$33,874
Argosy Casino – Joliet	11,811	2,336	14,147	4	14,151
Argosy Casino – Riverside	6,616	4,477	11,093	(157)	10,936
Argosy Casino – Alton	3,867	1,650	5,517	(59)	5,458
Argosy Casino – Sioux City	3,784	1,025	4,809	(9)	4,800

	Twelve Months Ended December 31, 2004
(In thousands)	Income from Operations	Depreciation and Amortization	EBITDA(1)	(Gain)/loss on Disposal of Assets	Adjusted EBITDA(2)
Argosy Casino – Lawrenceburg	$131,180	$14,566	$145,746	$(38)	$145,708
Argosy Casino – Joliet	45,483	11,935	57,418	(3,173)	54,245
Argosy Casino – Riverside	30,329	13,881	44,210	(209)	44,001
Argosy Casino – Alton	12,460	6,556	19,016	(59)	18,957
Argosy Casino – Sioux City	12,051	3,531	15,582	64	15,646

(1)          EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is calculated by adding depreciation and amortization expense to operating income.

(2)          Adjusted EBITDA excludes gain/loss on disposal of assets.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA, defined as income from operations excluding charges for depreciation and amortization, hurricane expenses, settlement charges, and gain/loss on disposals of assets, and is inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles. EBITDA information is presented as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry. In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Adjustments to diluted earnings per share are presented solely as supplemental disclosures because management believes that it is a widely used measure of performance and a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than diluted net income per share (GAAP). A reconciliation of the Company’s EBITDA to net income (GAAP), as well as the Company’s EBITDA to income from continuing operations (GAAP), is included in the financial schedules accompanying this release.

A reconciliation of each property’s EBITDA to income from operations is included in the financial schedules accompanying this release. On a property level, EBITDA is reconciled to income from continuing operations (GAAP), rather than net income (GAAP), because of, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property-by-property basis. Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 10:00 am EST today, both of which are open to the general public. The conference call number is 212/896-6089 or 415/904-7307; please call five minutes in advance to ensure that you are connected prior to the presentation. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.pngaming.com; allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed until February 29, by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the replay is 21282980. A replay of the call can also be accessed for thirty days on the Internet at www.pngaming.com. This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment. The Company presently operates fifteen facilities in thirteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, Ohio, Pennsylvania, West Virginia, and Ontario. In aggregate, Penn National’s facilities feature over 17,500 slot machines, over 400 table games, over 2,000 hotel rooms and approximately 575,000 square feet of gaming floor space. The property statistics in this paragraph exclude two Argosy properties which the company anticipates divesting, but are inclusive of the Company’s Casino Magic - Bay St. Louis, in Bay St. Louis, Mississippi and the Boomtown Biloxi casino in Biloxi, Mississippi, which remain closed following extensive damage incurred as a result of Hurricane Katrina.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from expectations. Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the opportunity to assess more fully the hurricane damage recently incurred at two properties and the ability of the Company to recover losses under its insurance policies for that damage; the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully integrate the operations of Argosy Gaming Company; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation an operators’ license in Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania; the maintenance of agreements with our horsemen and organized labor; our dependence on key personnel; the impact of terrorism and other international hostilities and the availability and cost of financing and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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